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                                                                   Exhibit  21.1


                           SUBSIDIARIES OF THE COMPANY

Atlanta Motor Speedway, Inc., a Georgia corporation.

Bristol Motor Speedway, Inc., a Tennessee corporation.

Charlotte Motor Speedway LLC a/k/a Lowe's Motor Speedway at Charlotte ("CMS"), a Delaware limited liability company.

Nevada Speedway LLC d/b/a Las Vegas Motor Speedway, a Delaware limited liability company.

Sears Point Raceway LLC, a Delaware limited liability company.

Texas Motor Speedway, Inc., a Texas corporation.

Speedway Systems LLC d/b/a Finish Line Events ("FLE"), a North Carolina limited liability company.

600 Racing, Inc. (a wholly owned subsidiary of CMS), a North Carolina corporation.

IMS Systems LP, a North Carolina limited partnership.

INEX Corporation (a wholly owned subsidiary of CMS), a North Carolina corporation.

Motorsports by Mail LLC (a wholly owned subsidiary of FLE), a North Carolina limited liability company.

Oil-Chem Research Corporation, an Illinois corporation.

Speedway Funding LLC, a Delaware limited liability company.

Speedway Holdings, Inc., a Nevada corporation.

Speedway Media LLC d/b/a Racing Country USA, a North Carolina limited liability company.

Speedway Properties Company LLC, a Delaware limited liability company.

SMI Systems LLC, a Nevada limited liability company.

SoldUSA, Inc., a Delaware corporation.